Free Writing Prospectus dated June 18, 2008
Filed pursuant to Rule 433
Registration Statement Nos. 333-147181 and
333-147181-01
Fixed Income Analyst Conference June 18, 2008

Table of Contents Tab 1: Company Overview Tab 2: Financial Overview and Risk Management Tab 3: Investment Portfolio Tab 4: Principal Global Investors Tab 5: Appendix (non-GAAP reconciliations)

Forward Looking Statements & Legal Notice Certain statements made by Principal Financial Group, Inc. and its subsidiaries ("the Company") which are not historical facts may be considered forward-looking statements, including, without limitation, statements as to sales targets, sales and earnings trends, and management's beliefs, expectations, goals and opinions. These statements are based on a number of assumptions concerning future conditions that ultimately may prove to be inaccurate. Future events and their effects on the company may not be those anticipated, and actual results may differ materially from the results anticipated in these forward-looking statements. The risks, uncertainties and factors that could cause or contribute to such material differences are discussed in the Company's reports filed with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended December 31, 2007 and its Quarterly Report on Form10-Q for the quarter ended March 31, 2008. These risks and uncertainties include without limitation: volatility of financial markets; investment portfolio risks; competitive factors; decrease in ratings; interest rate changes; inability to attract and retain sales representatives; inadequate reserving on future obligations; funding on closed block assets; changes in laws, regulations or accounting standards; litigation and regulatory investigations; and foreign currency exchange rate fluctuations. Principal Life Insurance Company ("PLIC"), as statutory issuer and depositor, and the Company have filed a registration statement (including a prospectus) (Registration Statement Nos. 333- 147181 and 333-147181-01) with the Securities and Exchange Commission ("SEC") for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents PLIC and the Company have filed with the SEC for more complete information about PLIC, the Company, and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, PLIC, the Company, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request by calling toll-free 1-800-986-3343.

Use of Non-GAAP Financial Measures A non-GAAP financial measure is a numerical measure of our performance, financial position, or cash flows that includes adjustments from a comparable financial measure presented in accordance with U.S. GAAP. We use a number of non-GAAP financial measures that management believes are useful to investors because they illustrate the performance of our normal, ongoing operations which is important in understanding and evaluating our financial condition and results of operations. While such measures are also consistent with measures utilized by investors to evaluate performance, they are not a substitute for U.S. GAAP financial measures. Therefore, we have provided reconciliations of the non- GAAP financial measures to the most directly comparable U.S. GAAP financial measure as a part of this presentation. We adjust U.S. GAAP financial measures for items not directly related to ongoing operations. However, it is possible that these adjusting items could recur in the future. Management also uses non-GAAP financial measures for goal setting, to determine employee and senior management awards and compensation, and to evaluate performance on a basis comparable to that used by securities analysts. We also use a variety of other measures that we do not consider to be non-GAAP financial measures. These are operational measures and do not have U.S. GAAP counterparts. Assets under management is an example of an operational measure.

Principal Financial Group (r) Simplified Organizational Structure Principal Financial Group, Inc. Principal Financial Services, Inc. Principal Life Insurance Company* Principal International Entities Other Subsidiaries Principal Global Investors, LLC Other Subsidiaries Principal Financial Group (r) *GICs, funding agreements and other products issued by Principal Life Insurance Company are obligations of Principal Life and are not obligations of Principal Financial Group, Inc., unless expressly guaranteed by Principal Financial Group, Inc. Principal Financial Group, Inc. guarantees all payment obligations of the funding agreements issued by Principal Life Insurance Company to secure notes issued under the registered MTN program. 5

Principal Financial Group (r) Financial Reporting Structure Principal Financial Group, Inc. Principal Financial Services, Inc. U.S. Asset Accumulation Global Asset Management International Asset Mgmt & Accum (IAMA) Life & Health Insurance Principal International Individual Life Insurance Health Insurance Specialty Benefits Insurance 6

Company Overview

The Principal(r) Edge: Putting Strengths to Work Our Growth Strategy: Maximize strong presence in SMB market Capitalize on retirement-centric experience Leverage multi-channel distribution Maximize Worksite marketing advantage Expand in select markets internationally Seek to exceed the investment and growth needs of SMBs and institutional clients Maintain our strong capital position

Sound Growth Strategy Deepen SMB market penetration Deliver complete retirement solutions within comprehensive employee benefits package Expand distribution footprint Capitalize on global asset management expertise Leverage retirement leadership/expertise in select international markets Extend retirement leadership to capture retail rollover opportunities Maximize capital structure and usage

Key Drivers of Long-Term Growth Trends create opportunity 1 Strengths & strategy to capitalize on trends Execution drives results 2 3

Trends Create Opportunity By 2030, individuals must fund 76% of their retirement income* Increasing demand for trusted advisors Retiring Baby Boomers Savings acceleration; Income stream protection; estate planning Personal responsibility Increasing complexity & risk Global privatization of retirement systems Expanding role for asset management & accum expertise *Source: EBRI and Cerulli Associates(2006)

Strengths & Strategy to Capitalize on Trends Baby Boomer Needs Personal Responsibility Increasing Complexity & Risk Retirement leadership Retail capabilities Income management solutions "Do-it-For-Me" solutions Worksite benefits counseling Advisor-based distribution Comprehensive solutions Bundled offerings SMB expertise Global Privatization Top tier asset manager Global presence Principal Financial Group strengths:

Growth Fueled by Strengths: Retirement Leader Delivers Complete Solutions #1 Bundled 401(k) plans (1) #1 ESOP (2) #1 NQ-401(k) mirror plans (3) #1 Defined Benefit (4) #2 Fully bundled TRO plans (5) #3 Plan termination annuities (6) Sources: (1)Spectrem Group 2006, (2)PlanSponsor 06/07, (3)PlanSponsor 12/06, (4)Investment Advisor Magazine 03/07; (5)PlanSponsor 07/07 (6)LIMRA 09/06 In 2007, 61% of our sales, based on assets, involved more than one type of plan: Defined Contribution Defined Benefit ESOP Non-qualified

Growth Fueled by Strengths: Rising Retail Position Substantial added scale Intermediary distribution Improved combined product suite Investment professionals Range of lifecycle funds Target date (Lifetime) Risk based (SAM) 4th largest manager of lifecycle funds* *Source: Financial Research Corporation December 2007

Growth Fueled by Strengths: Income Management Solutions Accumulation: IRAs 401(k) Mutual Funds Annuities Life Insurance Income: Inflation Protection Fund LifeTime Strategic Income Fund Target Date & Target Risk Funds VA with GMWB Income Annuities (COLA opt.) The Principal is well-positioned to turn savings into income: Planning assistance Full array of investments Innovative solutions Our Approach: Education & guidance via Milestones & Principal Retirement Navigator. Easy to use product packages.

Financial solutions for the rest of us Proactive, face-to-face guidance Milestones Complete view of retirement savings in one, easy-to- manage portfolio Personalized action plan Autopilot features: Auto enrollment Auto increase Lifecycle funds 75% Of workers prefer to have someone else manage their money for them* *Source: 2005/2006 Annual EBRI Retirement Confidence Survey Growth Fueled by Strengths: Proven "Do-It-For-Me" Features to Capitalize on Participant Preferences

Growth Fueled by Strengths:

Worksite Benefits Counseling Improves Plan Economics*

	With RetireSecure** (as of 03/31/08)	With WorkSecure** (as of 03/31/08)
Close Ratio (by contract)	+39%***	+100%
Participation	+24%	+53%
Avg Deferral rate	+5%	n/a
Average annual premium per participant	n/a	+39%

* Comparison of 1Q'08 results comparing standard education model versus non-retire secure/non-work secure models.

**One-on-one benefit counseling services for retirement and protection benefits

*** Comparison of 4Q2007 results comparing standard education model versus non-retire secure/non-work secure models

Principal Financial Group

17

2001 2007 CAGR Alliance sales* $0.4 B $3.8 B 45% Total Sales* $3.3B $9.5B 19% * Based on assets Wirehouses Insurance Producers Regional Broker Dealers (B/Ds) Planners/ Independent B/Ds Bank, B/Ds and Marketers Growth Fueled by Strengths: Expanding Distribution Power 18

Sales and business development 285 Consultants* 303 Client service 260 848 *Worksite benefits counselors; education specialists; Total Retirement Suite, ESOP and actuarial consultants; and retention and income management specialists. Growth Fueled by Strengths: National Network of Sales, Service and Consulting Resources As of 3/31/08

Growth Fueled by Strengths: Comprehensive, Needs-Based Solutions "Total Retirement Solutions" provider: Comprehensive retirement plan consulting and administration for all plan designs, including DB, DC, ESOP, and NQ Benefits to Employers Best-in-class products Principal Connection to assist employees Simplifies participant data management Expanded resources to help plan sponsors meet their fiduciary obligations Speeds service to employer and employee Efficiency and time savings Efficiency and time savings 20

Growth Fueled by Strengths: Broad Offerings to Capitalize on PPA Our comprehensive suite : Auto enrollment and increase options since 2000 Expanded education & guidance capabilities DC consulting for transitions from DB to DC DB plan analysis, design, freeze & termination DB(k) and other innovations Plan Consulting Cements Employer Relationships DC Features Encourage Savings, Accelerate Deposit Growth 2005 2006 2007 Auto Enroll 0.02 0.04 0.07 Auto Increase 0.004 0.01 0.02 North 45.9 46.9 45 Uptake in PPA features as a percent of base

Growth Fueled by Strengths: SMB Expertise USAA IAMA L&H GAM* 655.8 110.7 221.1 108.5 4QYTD Individual Life 92 Health 34.8 Specialty Benefits 94.3 *Sources: National Underwriter 08/07 and LIMRA International, 03/06; Life ranking based on statutory assets, Health ranking based on premiums earned and Non-medical ranking based on in-force **Global Asset Management (Principal Global Investors) Operating Earnings After Tax YTD 12/31/2007 USAA 60% L&H 20% IAMA 10% Specialty Benefits 43% Health 16% Indiv. Life 41% Leading Provider*: #7 Life Insurance #11 Health Insurance #3 Non-medical coverage #5 Dental #3 Group Term Life #4 Short-Term Disability #6 Long-Term Disability GAM** 10%

Sources for rankings for PGI: Pensions & Investments 12/05, 6/06, 12/06, 5/07, 6/07, 10/07; Institutional Investor 7/07 ?Principal Global Investors AUM of $242.4 billion as of 03/31/08*? Asset Category 2007 Rank 2007 Rank Stable Value Stable Value #3 U.S. Real Estate U.S. Real Estate #4 Fixed Income Fixed Income #30 Large Cap Growth Large Cap Growth #29 Emerging Markets Emerging Markets #25 International/Global International/Global #39 *Principal Global Investors is the asset management arm of the Principal Financial Group(r) (The Principal(r)) and includes the asset management operations of the following subsidiaries of The Principal: Principal Global Investors, LLC; Principal Real Estate Investors, LLC; Spectrum Asset Management, Inc.; Post Advisory Group, LLC; Columbus Circle Investors; Edge Asset Management, Inc.; Morley Financial Services Inc.; Principal Global Investors (Europe) Limited; Principal Global Investors (Singapore) Ltd., Principal Global Investors (Australia) Ltd., Principal Global Investors (Japan) Ltd., and the majority owned affiliates of Principal International. Principal Global Investors, LLC; Principal Real Estate Investors, LLC; Spectrum Asset Management, Inc.; Post Advisory Group, LLC; and Columbus Circle Investors are all direct or indirect subsidiaries of Principal Life, while other mentioned entities are affiliates of, and under common control with, Principal Life. Top Manager Rankings (by assets) 2007 2006 2005 World ranking 62 71 92 U.S. institutional 24 23 27 Growth Fueled by Strengths: Top Tier Asset Management

Retirement Assets in Top Two Morningstar Performance Quartiles (as of 03/31/08) Retirement Assets in Top Two Morningstar Performance Quartiles (as of 03/31/08) 1yr 64% 3yr 76% 5yr 72% 2001 2006 2007 1Q08 East 7.3 59.2 87.4 86.6 Principal Global Investors Third Party AUM 51% 6-Year CAGR Growth Fueled by Strengths: Top Tier Investment Expertise

(1) As of 12/31/07 (2) IAM - Institutional Asset Management (3) As of 12/31/07. China AUM not included in reported totals due to level of ownership in joint venture (4) Twelve months ended 12/31/03 through twelve months ended 12/31/07 ? A customer base 6.5 million strong (1)? Growth Fueled by Strengths: Strong International Momentum 283% Since 2003, International AUM up: Country Primary business AUM(1) ($B) Brazil Pension 9.5 Chile Payout Annuities/ Mutual Funds 3.6 China Mutual Funds/IAM(2) 3.8(3) Hong Kong Pension/IAM 2.1 India Mutual Funds/IAM 3.5 Malaysia Mutual Funds/IAM 5.1 Mexico Pension 4.8 221% International OE up: to $28.7B(3) to $110.7M (4)

Growth Fueled by Strengths: Disciplined Capital Management 1. ORGANIC GROWTH 2.STRATEGIC ACQUISITION 3. RETURN TO SHAREHOLDERS

Execution Drives Strong Results '01 '07 CAGR ('01-'07) Operating Earnings* ($M) $577 $1,058 11% Net Income ($M) $359 $827 15% Wtd. Avg. Shares (M)** 362 268 -5% EPS** $1.59 $3.95 16% AUM ($B)* $98 $311 21% ROE*** 8.9% 16.4% +750 bps Note: data in tables throughout presentation have generally been rounded. Calculations based on un-rounded financial supplement data. *Excludes discontinued operations **Diluted ***Operating earnings return on average equity excluding other comprehensive income, based on trailing 12 month period.

Targeting Strong Long-Term Growth (1) Actual quarterly and annual results may fall outside the average annual range. Longer-term growth expectations should be applied to normalized results. (2) Operating return on average equity excluding accumulated other comprehensive income, calculated over the trailing twelve month period. EPS (1) 11% - 13% targeted average annual growth targeted average annual improvement ROE (2) 50 Basis Points

Strengths of Principal Trends in marketplace creating meaningful growth opportunities Strengths at work to capitalize on trends Highly effective execution drives exceptional financial performance Strong capital position; disciplined capital management

Financial Overview and Risk Management

Financial Overview

Strategic Recap Grow Earnings Manage Capital Control Risk Increase Shareholder Value

Revenue Basis
Product
Market Focus
SMB - Employer
SMB - Employee
Retail & Other
Institutional
Fee Based
Retire Svcs
L&H
Invest Mgmt
Defined Contribution –Variable
Defined Benefit
Mutual Funds
Ind Annuities – Variable
Bank
Asset Management
Asset Securitization
ASO
45%
Spread Based
Defined Contribution - Guaranteed
Funding Agreements
Defined Benefit – Payout
Ind Annuities - Fixed
Asset Securitization
Cash Value/Life
35%
Risk Based
Life
Medical
Dental/Vision
Disability
20%
100%
50%
10%
25%
15%

33

%s represent operating earnings, as of 12/31/07

Principal Financial Group (r) Strong Growth in Earnings Operating Earnings by Segment and Net Income For twelve months ended ($ in millions) 12/31/07 12/31/06 12/31/05 U.S. Asset Accumulation (USAA) $655.8 $542.6 $464.4 Global Asset Management (GAM) 108.5 102.5 74.0 Int'l Asset Management & Accumulation (IAMA) 110.7 71.8 71.0 Life & Health Insurance (L&H) 221.1 282.5 274.4 Corporate & Other (37.7) (27.3) (21.4) Operating Earnings(1) $1,058.4 $972.1 $862.4 Net realized/unrealized cap gains(losses) (229.7) 18.0 (20.6) Other after-tax adjustments(2) (1.4) 41.2 59.5 Net Income Available to Common Stockholders $827.3 $1,031.3 $901.3 (1) Defined as net income before net realized capital gains and other after-tax adjustments. (2) Gains from disposals of discontinued operations, change in estimated gains(losses) on disposal of discontinued operations, changes in reserves established for IRS audit issues, the effect of a favorable court ruling on a contested IRS issue and contribution to Principal Foundation.

For three months ended ($ in millions) 03/31/08 03/31/07 Change U.S. Asset Accumulation $139.1 $154.7 (10.1)% Global Asset Management 2.7 23.7 (88.6)% Int'l Asset Management & Accumulation 31.7 19.3 64.2% Life & Health Insurance 79.2 45.5 74.1% Corporate & Other (11.4) (6.4) N/A Operating Earnings (1) $241.3 $236.8 1.9% Net realized/unrealized cap gains(losses) (74.7) 20.3 N/A Other after-tax adjustments (2) 7.6 --- N/A Net Income Available to Common Stockholders $174.2 $257.1 (32.2)% Diluted Earnings Per Share $0.92 $0.87 5.7% Defined as net income before net realized capital gains and other after-tax adjustments. Includes a change in estimated loss related to a prior year legal contingency. Shares Outstanding (in millions) 261.3 270.9 (3.5)% Principal Financial Group (r) Strong Growth in Earnings by Segment and Net Income

Principal Financial Group (r) Operating Earnings by Segment 4Q02 1Q'03 2Q'03 3Q'03 4Q'03 1Q'04 2Q'04 3Q'04 4Q'04 1Q'05 2Q'05 3Q'05 4Q'05 1Q'06 2Q'06 3Q'06 4Q'06 1Q'07 2Q'07 3Q'07 4Q'07 1Q'08 USAA 83.7 97.5 105.7 107.9 114.1 119.5 121.7 123.5 134.3 138.6 130.5 133.3 136 157.8 151.2 157.4 178.7 154.7 164.5 186.7 149.9 139.1 Total Operating Earnings 177.9 210.5 165.8 167.3 183.1 186.5 173.4 205.2 199.7 209.2 221 214.3 217.9 240.2 225.2 254.7 252 236.8 282.9 312.9 225.8 241.3 GAM 9.4 6.6 11.9 7.8 8.2 8.6 9.3 10.9 11.5 9.5 19.1 19.7 22.7 17.6 16.1 23.2 14.9 23.7 32.2 25.2 27.4 2.7 IAMA 61.4 59.1 62.9 52.8 66.4 74.8 56.9 71.6 52.9 69.5 76.3 65.4 63.2 70.4 65.2 82 64.9 19.3 26.7 39.3 25.4 31.7 L&H 29.1 52.3 -4.5 -5 -4.7 -4.9 -5.4 0 0 0 0 0 45.5 60.1 73.4 42.1 79.2 Corporate & Other -5.7 -5 -10.4 3.8 -0.9 -11.5 -9.1 -0.8 1 -8.4 -4.9 -4.1 -4 -5.6 -7.3 -7.9 -6.5 -6.4 -0.6 -11.7 -19 -11.4 Net Income 285.7 210.5 251 284.1 257.1 241.3 312.9 236.8 225.8 Net income ($M): $257.1 $303.8 $232.3 $34.1 $174.2 282.9

Principal Financial Group (r) Assets Under Management by Source 6/22/1905 12/31/2001 Dec 31 '02 Dec 31 '03 12/31/2004 12/31/2005 12/31/2006 12/31/2007 3/31/2008 USAA 78.1 82.2 92.3 120.8 142.1 122 161.9 178.1 170.9 GAM 41.2 59.2 87.4 86.6 IAMA 28.4 25.3 4.4 7.5 10.2 15.4 19.1 28.7 30.2 L&H 9.3 9.6 10.3 10.9 11.7 12.3 12.3 12.4 12.3 Mortgage Banking 0.2 0.5 0.6 2.3 0 Corporate & Other 1.5 2.6 3.5 3.4 3 4.3 4.4 4.4 4.2 $256.9 $195.2 $304.2 $311.1

Principal Financial Group (r) Actual Operating Return on Average Equity (1) x-OCI (2) Trailing Twelve Months 3/31/08 Operating Segment Operating Earnings Average Equity Return on Average Equity USAA $640.2 $3,392.7 18.9% GAM $87.5 $645.1 13.6% IAMA $123.1 $1,093.0 11.3% L & H $254.8 $2,046.0 12.5% Corporate & Other $(42.7) $(513.5) N/M Total PFG Op Earnings $1,062.9 $6,663.3 16.0% Total PFG Net Income $744.4 $ in millions (1) equity available to common stockholders (2) x-OCI: excluding other comprehensive income 38

Principal Financial Group (r) Strong Financial Performance '01 '02 '03 '04 '05 '06 '07 6 YR CAGR Operating Earnings (1) ($M) $577 $579 $668 $765 $862 $972 $1,058 11% Net Income (2) ($M) $359 $142 $746 $826 $901 $1,031 $827 15% Avg. # Diluted Shares (M) 362 351 327 315 290 276 268 -5% Diluted EPS $1.59 $1.65 $2.04 $2.43 $2.97 $3.53 $3.95 16% ROE (3) 8.9% 9.1% 10.9% 12.3% 13.8% 15.3% 16.4% +750 bps Dividends N/A $0.25 $0.45 $0.55 $0.65 $0.80 $0.90 29% Debt to Capital (4) 22.1% 24.0% 22.8% 15.3% 19.9% 23.4% 24.3% N/A Excludes BT Financial Group & Principal Residential Mortgage Net income Available to Common Stockholders ROE based on trailing 12 month period In years 2005-2007, 75% of PFG's $542.5 million preferred stock issuance is given 75% equity credit.

Principal Life Insurance Company Summary Financial Information (1) Defined as total GAAP revenues excluding net realized/unrealized capital gains and related fee adjustments. (2) Presented on a GAAP basis. (3) Defined as net income before net realized capital gains and other after-tax adjustments. (4) Equity excluding accumulated other comprehensive income (loss). (5) Presented on a statutory basis. (US$mm) 2006 2007 2007 2008 Operating Revenue(1) $9,051 $9,951 $2,366 $2,333 Total Revenue(2) $9,084 $9,589 $2,400 $2,179 Operating Earnings(3) $929 $978 $224 $223 Net Income(2) $978 $741 $241 $142 Total Assets(2) $134,452 $144,151 $137,412 $141,008 Total Equity(2) $6,801 $6,477 $7,091 $5,780 Total Equity x OCI(4) $6,189 $6,359 $6,447 $6,515 Surplus & AVR(5) $4,341 $4,425 $4,588 $4,417 Twelve Months Ended December 31, Three Months Ended March 31,

Principal Life Insurance Company Financial Strength Ratings S&P "AA", Very Strong (3rd highest of 21 levels) Moody's "Aa2", Excellent (3rd highest of 21 levels) A.M. Best "A+", Superior (2nd highest of 16 levels) Fitch "AA", Very Strong (3rd highest of 21 levels) Note: All ratings have stable outlooks.

Principal Financial Group (r) Key Financial Targets 2006 Actual 2007 Actual Operating Earnings Per Diluted Share Targeted Average Annual Growth 11-13% $3.53 19% $3.95 12% Operating Return on Average Equity Targeted Average Annual Growth +0.5%/yr 15.3% +1.5% 16.4% +1.1% Targeted Debt/Capital - Moody's <25% 23% 24% Targeted Liquidity - S&P >260% 375% 348%* Targeted Liquidity - Internal (Staging Analysis) All Measures in Compliance All Measures in Compliance Targeted Total Asset Requirement** N/A 108% * estimated based on prior year model ** extent to which total assets exceed sum of economic reserves and economic capital requirements

Principal Life Insurance Company Key Financial Targets Target 2006 Actual 2007 Actual Capital Ratio - S&P >100% at AA 111% 109%* Liquidity - S&P >260% 375% 348%* GIC/FA Exposure - Moody's <35% 32% 33% Liquidity - Internal (Staging Analysis) All Measures in Compliance All Measures in Compliance * estimated based on prior year's model

Risk Management

Strategic Recap Risk aware and risk astute culture Diligent and disciplined ERM tied to strategy Built on strong, well-established, traditional risk management fundamentals and controls Established risk appetite and tolerances Robust risk models/metrics, tools, processes to assess, monitor, and manage risk Prepare for the unexpected with scenario planning/what-if testing Regular quarterly reporting to Audit Committee and full Board on risk management topics Long history of strong risk management resulting in consistent and sustainable operating earnings and solid capital position.

Established Risk Tolerance Guidelines Overall Enterprise Tolerance Guidelines: Adequate capital and performance to maintain at least AA financial strength rating Adequate economic capital to meet obligations and protect shareholder value within a 99.5% confidence interval ROE ^ 15% Liquidity ratios meet defined rating agency and internal thresholds Debt/capital < 25% Coverage ratios exceed defined thresholds Economic Value Added (EVA) exceeds Cost of Capital Earnings at Risk (EaR), Embedded Value at Risk (EVaR), and Economic Total Asset Requirement metrics Business Units have Specific Guidelines: Asset liability duration mismatch tolerances Loss ratios within certain defined bands Liquidity ratios meet defined thresholds Risk Management

Organizational Structure Federated Model Board and senior management accountability for risk management Chief Risk Officer - independent oversight, integration, coordination, consolidation Authority and influence Oversight coordinated with Business Risk Consulting, Financial Reporting Business units - responsible for own risk management with an enterprise- wide view Continuous and regular flows of information Continual risk management learning mode Many cross organizational groups (strategic, financial, IT, actuarial, investment, planning) Risk Management Working Group BU risk management working groups Good infrastructure and knowledgeable staff

Recent Performance and Current Activities & Opportunities 10-year financial forecasts 5-quarter rolling financial forecasts Other regular reporting - dynamic liquidity analysis, credit exposure, counterparty exposure, reinsurer exposure, immunization reports, expense reports, etc. Capital optimization Credit risk modeling (General Account) Regular updates of Business Continuity Planning Program/Disaster Recovery Plan Economic capital, EaR, EVaR EaR to define hedging strategy Operational risk data base Derivatives risk modeling and analytics Longevity v mortality analysis

Principal Life Assigned Strong ERM Designation from S&P Excellent Strong Adequate Weak 0.03 0.1 0.83 0.04 West 30.6 38.6 34.6 31.6 North 45.9 46.9 45 43.9 Source: Standard & Poor's 2008 Total Companies: 274 Standard & Poor's

Broad Categories of Risks Principal Financial Group (r) Credit Investment and Market Operational Business Asset Default Interest rates Information technology Reputation Counterparty Asset spreads Human resources Strategic Product/pricing Equity returns Fraud Expense management Mortality Liquidity Litigation Sales volume Morbidity Foreign exchange Physical property Ratings downgrade Medical Trend Business continuity Legislative/regulatory Policyholder Behavior

Full Service Payout GICs - Full Service GICs - Investment Only Funding Agreements East 6240.5 6787.4 5663.7 11580.6 West 30.6 38.6 34.6 31.6 North 45.9 46.9 45 43.9 Full-service Payout GICs - Investment Only GICs - Full Service Funding Agreements 2005 6450.3 5821 7282 12115.7 2008 6808.964 4430.119 6797.086 14842.829 North 45.9 46.9 45 43.9 Principal Financial Group (r) Non-Par Pension Business Liabilities As of March 31, 2008

Non-Par Pension Business Risk Management Interest Rate Risk Tools used Duration matching Key rate duration matching Daily hedging Scenario analysis Disciplined to stay within mismatch allowances 0.25 year duration 0.10 year key rate Employ various methods to correct duration mismatches Use derivatives Change duration targets for new investments or new liabilities Sell assets

Non-Par Pension Business Risk Management Liquidity Risk Monitoring and forecasting processes in place at both business unit and overall corporate level Analysis performed at least quarterly We carefully watch external measures S&P liquidity model, internal target 360% Moody's liquidity model, internal target 1.5 to 2.0 A.M. Best (new liquidity model) Internal measure called Dynamic Staging Analysis Internal projection for liquid liabilities and assets over a 15 month time frame Several different liquidity metrics and scenarios

Summary The Principal Financial Group is risk aware, risk astute, committed to and diligent about risk management We are in the risk business and willing to take risks - on an informed basis

Investment Portfolio Overview* *The data labeled Principal Life Insurance Company excludes assets that are not part of Principal Life Insurance Company consolidated cash and invested assets.

Investment Philosophy and Strategy Active Asset/Liability Management and Strategy Optimize Risk Adjusted Yields and Returns Maintain Quality Well-Diversified Portfolio

Principal Financial Group (r) Cash and Invested Assets 12/31/2006 Real Estate 1.3 Policy Loans 1.4 Other Investments 2.3 Equity Securities 1.4 Residential Mortgages 2.5 Commercial Mortgages 16.3 Cash 2.6 Private Bonds 22 Public Bonds 50.2 3/31/2008 Real Estate 1.3 Policy Loans 1.3 Other Investments 3.9 Equity Securities 0.8 Residential Mortgages 3 Commercial Mortgages 16.5 Cash 1.7 Private Bonds 21.9 Public Bonds 49.6 03-31-2008 12-31-2006 $61.9 Billion $66.0 Billion

Principal Financial Group (r) U.S. Invested Assets Corporate Fixed Maturities Portfolio by Salomon Industry 12/31/2006 Bank 12 Insurance 10.3 Finance Other 15.8 Consumer 3.6 Energy 8.8 Manufacturing 18.2 Industrial-Other 0.3 Service 14.7 Transport 2.7 Electric 8 Utility-Other 0.2 Telecom 5.4 3/31/2008 Bank 12.2 Insurance 9.8 Finance-Other 14.5 Consumer 4.1 Energy 10.2 Manufacturing 18.8 Industrial-Other 0.5 Service 13.9 Transport 3.4 Electric 7.5 Utility-Other 0.1 Telecom 5 03-31-2008 12-31-2006 $30.4 billion $31.7 billion

Principal Financial Group (r) U.S. Invested Assets Fixed Maturities Composition by Asset Type 12/31/2006 Agency, Treasury, Other 6.2 RMBS 5.9 CMBS 10.1 ABS 6.2 Corporate Public 46.6 Corporate Private 25 3/31/2008 Agency, Treasury, Other 7.3 RMBS 5.5 CMBS 10.7 ABS 4.6 Corporate Public 45.3 Corporate Private 26.6 03-31-2008 12-31-2006 $42.4 billion $44.1 billion

Principal Financial Group (r) U.S. Invested Assets Fixed Maturities Portfolio Composition by Foreign Area* 3/31/2008 United Kingdom 25.8 European Union 28.7 Australia 9.5 Japan 0.6 All Others 15.4 Mexico 3.3 Asia 10.7 South America 6 03-31-2008 Foreign Fixed Maturities = US $8.7 Billion 12-31-2006 Foreign Fixed Maturities = US $10.0 Billion 3/31/2006 United Kingdom 27.4 European Union 25.7 Australia 9.5 Japan 0.7 All Others 13.4 Mexico 4.6 Asia 11.6 South America 7.1 *Exposure to Canada is not included in our foreign exposure. As of 3/31/08, our investment in Canada totaled $1.5 billion

Principal Financial Group (r) U.S. Invested Assets Fixed Income Securities Portfolio GAAP Carrying Value % of Fixed Income Securities Portfolio % of Fixed Income Securities Portfolio % of Fixed Income Securities Portfolio % of Fixed Income Securities Portfolio % of Fixed Income Securities Portfolio NAIC Class 2005 2006 2007 03-31-2008 1 2 3 4 5 6 55.7% 38.9 4.5 0.7 0.0 0.2 57.1% 38.2 3.9 0.7 0.1 0.0 57.6% 37.6 4.2 0.4 0.2 0.0 56.3% 38.8 4.2 0.4 0.2 0.1 100.0% 100.0% 100.0% 100.0% Total $40,116 $42,424 $44,549 $44,133 Investment Grade Total (Classes 1 & 2) 94.6% 95.3% 95.2% 95.1% BIG as % of Total Fixed Income Securities Portfolio 5.4% 4.7% 4.8% 4.9% BIG as % of Total U.S. Invested Assets 4.0% 3.5% 3.6% 3.6%

Principal Financial Group (r) U.S. Invested Assets - Fixed Maturity Securities Available-for-Sale by Industry Category

Principal Financial Group (r) Credit Losses 12-31-2007 After-tax (in millions) 03-31-2008 After-tax (in millions) Total Fixed Income Credit Losses $198.1 $44.5 Related to Subprime 57.3 6.8 Related to Impairment of Structured Assets 84.8 15.4 Credit Sales and/or impairments 56.0 22.3

Principal Financial Group (r) U.S. Invested Assets Asset-Backed Securities Home Equity by Rating and Vintage ($ in millions) Amortized Cost Carrying Amount Amortized Cost Carrying Amount Lowest Agency Rating Lowest Agency Rating Lowest Agency Rating AAA 407.4 373.2 AA 110.7 87.1 A 41.2 28.7 BBB 12.9 9.4 BB and below 11.9 8.7 Total by lowest agency rating 584.1 507.1 Amortized Cost Carrying Amount Amortized Cost Carrying Amount Vintage 2003 & prior 297.4 267.6 2004 100.3 88.0 2005 104.4 87.2 2006 18.8 13.8 2007 63.2 50.5 Total by vintage 584.1 507.1

Principal Financial Group (r) U.S. Invested Assets CDOs by Rating As of March 31, 2008 ($ in millions) Credit CDOs Credit CDOs CMBS CDOs CMBS CDOs Subprime CDOs Subprime CDOs Amortized Cost Carrying Amount Amortized Cost Carrying Amount Amortized Cost Carrying Amount AAA 55.0 39.1 71.4 52.7 19.2 14.8 AA 549.8 276.3 53.3 34.9 20.0 6.4 A 157.0 107.5 67.5 43.7 26.5 12.2 BBB 5.0 5.0 94.3 40.3 8.2 8.2 BB & below 0.0 0.0 44.9 33.1 0.8 1.0 TOTAL 766.8 427.9 331.4 204.7 74.7 42.6

Principal Life Insurance Company Monoline Insurer Exposure March 31, 2008 (Book Value) $ in millions Direct Wrapped* Total Total $116.0 $707.0 $823.0 *Wrapped Securities consist of (approximate %): --47% municipal bonds (99% rated investment grade) --36% investment grade bank perpetual preferreds --7% corporate fixed maturities (90% rated investment grade) --10% home equity loans

Principal Financial Group (r) U.S. Invested Assets CMBS by Rating & Vintage As of March 31, 2008 ($ in millions) Vintage AAA % AA % A % BBB % BB+ and Below % Total Amortized Cost 2003 & prior $1,339.2 65% $252.9 12% $189.5 9% $197.9 10% $84.6 4% $2,064.1 2004 392.7 64% 80.6 13% 101.4 17% 37.9 6% 0.0 0% 612.6 2005 393.8 53% 136.1 18% 112.1 15% 100.5 14% 0.0 0% 742.5 2006 261.0 53% 54.5 11% 60.3 12% 120.9 24% 0.0 0% 496.7 2007 729.3 56% 280.2 22% 183.9 13% 111.5 9% 0.0 0% 1,304.9 2008 10.0 36% 16.0 59% 1.5 5% 0.0 0% 0.0 0% 27.5 Total $3,126.0 60% $820.3 16% $648.7 12% $568.7 11% $84.6 1% $5,248.3

Principal Financial Group (r) Fixed Income Securities Portfolio Problems, Potential Problems, and Restructured 2005 2006 2007 3/31/2008 Problems 42 3.5 13.1 26.9 Potential Problems 101.6 2.2 29.2 34 Restructured 0 11.2 5.9 5.3 42.0 101.6 0.0 3.5 2.2 29.2 5.9 11.2 GAAP Basis 13.1 26.9 34.0 5.3

Fixed Income Securities Impairment Review Process Monthly review of all exposures on watch list Rigorous analysis on all exposures trading materially below par Determination made if the credit is temporary or permanent impairment based on fundamental credit analysis

Principal Life Insurance Company Commercial Mortgage Portfolio GAAP Basis (Excludes Credit Tenant Loans) As of March 31, 2008 Portfolio Size (Amortized cost): $9.8 Billion Current Loan-to-value: 57.7% Current Debt Service Coverage: 1.9x Current Occupancy: 90% Loans under Breakeven Debt Service Coverage: $72.4 Million (16 different loans w/avg loan-to-value of 58%) Exposure by Property Type % of Amortized Cost Retail 25% Office 25% Industrial 27% Apartments 18% Mixed use/other 3% Hotel 2%

Composition by U.S. Region Composition by Type Principal Life Insurance Company Commercial Mortgage Loan Portfolio March 31, 2008 (Statutory Basis) Industry (ACLI) - 03/31/2008 Principal Life - 03/31/2008 New England 0.044 0.0387 Mid Atlantic 0.136 0.1504 EN Central 0.099 0.0861 WN Central 0.04 0.0373 South Atlantic 0.222 0.2751 ES Central 0.028 0.0283 WS Central 0.077 0.0708 Mountain 0.069 0.0718 Pacific 0.26 0.2415 Other 0.025 0 Mortgage Loans = U.S.$9.7 Billion Number of Loans Outstanding = 1,004 Average Loan Size = U.S.$9.7 Million Industry (ACLI) - 03/31/2008 Principal Life - 03/31/2008 Apartment 0.17 0.179 Retail 0.235 0.25 Office 0.302 0.249 Industrial 0.188 0.287 Hotel/Motel 0.048 0.024 Mixed Use/Other 0.057 0.011

NOTES: Delinquency and foreclosure ratio is defined as mortgages 60 or more days delinquent, in the process of foreclosure, and foreclosed/deeded during the year, as a percentage of the commercial mortgage portfolio balance. A restructured loan is a loan in good standing for which basic terms, such as interest rate, maturity date, collateral or guaranty, have been restructured as a result of actual or anticipated delinquency. Only loans restructured on or after January 1, 1986 are included in these ratios. Peer group represents life insurance companies reporting to the ACLI with mortgage portfolios over $5 billion. Principal Life Insurance Company Commercial Mortgage Portfolio Restructured & Delinquent/Foreclosed Loan Ratio Compared to Industry Average (Statutory Basis) Delinquent/Foreclosed Restructured Industry 0.1 0.2 Peer 2005 0.1 0 Principal 0.1 0.9 Blank Industry 0 0.1 Peer 2006 0 0.1 Principal 0.1 0.1 Blank Industry 0 0 Peer 2007 0 0 Principal 0 0.1 Blank Industry 0 0 Peer 03-31-2008 0 0 Principal 0 0.1 0.1 0.2 0.1 1.0 0.1 0.3 Industry Peer Principal 2005 Industry Peer Principal 2007 Industry Peer Principal 2006 0.1 0.0 0.0 0.1 0.0 0.0 Industry Peer Principal 03-31-2008

Principal Financial Group (r) Commercial Mortgage Portfolio Problems, Potential Problems, and Restructured Commercial Mortgages GAAP Basis 2005 2006 2007 03-31-2008 Problems 10.4 10.7 35.8 23.2 Potential Problems 10.2 9.1 14.5 14.5 Restructured 65.1 6.8 14.8 14.8 10.4 10.2 65.1 10.7 9.1 14.5 14.8 6.8 35.8 23.2 14.5 14.8

Commercial Mortgage Loan Reserve/Loss Process Monthly meeting to review entire watchlist, including an analysis of loan-to-value. Rigorous review of all loans deemed most at risk. Determination is made if a loss is probable. If loss is probable, a reserve is established.

Investment Portfolio Summary Active asset/liability management Broadly diversified portfolio across asset class, credit, industry and geographic location Predominantly high quality portfolio

Investment Portfolio 2008 Focus Enhancing diversification Active management of the portfolio Maintaining quality of the portfolio

Investment Portfolio Overview* Addendum *The data labeled Principal Life Insurance Company excludes assets that are not part of Principal Life Insurance Company consolidated cash and invested assets.

Principal Life Insurance Company Cash and Invested Assets 12/31/2006 Real Estate 1.4 Policy Loans 1.4 Other Investments 1.6 Equity Securities 1.3 Residential Mortgages 1.8 Commercial Mortgages 17.2 Cash 3.2 Private Bonds 23.2 Public Bonds 48.9 3/31/2008 Real Estate 1.4 Policy Loans 1.4 Other Investments 2.8 Equity Securities 0.7 Residential Mortgages 2.2 Commercial Mortgages 17.7 Cash 2.1 Private Bonds 23.5 Public Bonds 48.2 03-31-2008 12-31-2006 $58.8 Billion $61.5 Billion

Principal Life Insurance Company Invested Assets Corporate Fixed Maturities Portfolio by Salomon Industry 12/31/2006 Bank 12 Insurance 10.3 Finance-Other 15.7 Consumer 3.6 Energy 8.8 Manufacturing 18.2 Industrial-Other 0.3 Service 14.7 Transport 2.8 Electric 8 Utility-Other 0.2 Telecom 5.4 3/31/2008 Bank 12.2 Insurance 9.8 Finance-Other 14.5 Consumer 4.1 Energy 10.2 Manufacturing 18.8 Industrial-Other 0.5 Service 13.9 Transport 3.4 Electric 7.5 Utility-Other 0.1 Telecom 5 03-31-2008 12-31-2006 $30.3 billion $31.7 billion

Principal Life Insurance Company Invested Assets Fixed Maturities Composition by Asset Type 12/31/2006 Agency, Treasury, Other 6.2 RMBS 5.9 CMBS 10.1 ABS 6.2 Corporate Public 46.6 Corporate Private 25 3/31/2008 Agency, Treasury, Other 7.3 RMBS 5.5 CMBS 10.7 ABS 4.6 Corporate Public 45.3 Corporate Private 26.6 03-31-2008 12-31-2006 $42.4 billion $44.1 billion

Principal Life Insurance Company Invested Assets Fixed Maturities Portfolio Composition by Foreign Area* 12/31/2006 United Kingdom 27.5 European Union 25.7 Australia 9.4 Japan 0.7 All Others 13.4 Mexico 4.6 Asia 11.6 South America 7.1 3/31/2008 United Kingdom 25.8 European Union 28.7 Australia 9.5 Japan 0.6 All Others 15.4 Mexico 3.3 Asia 10.7 South America 6 03-31-2008 Foreign Fixed Maturities = US$8.7 Billion 12-31-2006 Foreign Fixed Maturities = US$10.0 Billion *Exposure to Canada is not included in our foreign exposure. As of 3/31/08, our investment in Canada totaled $1.5 billion

Principal Life Insurance Company Invested Assets Fixed Income Securities Portfolio GAAP Carrying Value % of Fixed Income Securities Portfolio % of Fixed Income Securities Portfolio % of Fixed Income Securities Portfolio % of Fixed Income Securities Portfolio % of Fixed Income Securities Portfolio NAIC Class 2005 2006 2007 03-31-2008 1 2 3 4 5 6 55.8% 38.8 4.5 0.7 0.0 0.2 57.1% 38.2 3.9 0.7 0.1 0.0 57.6% 37.6 4.2 0.4 0.2 0.0 56.3% 38.8 4.2 0.4 0.2 0.1 100.0% 100.0% 100.0% 100.0% Total $40,054 $42,367 $44,539 $44,123 Investment Grade Total (Classes 1 & 2) 94.6% 95.3% 95.2% 95.1% BIG as % of Total Fixed Income Securities Portfolio 5.4% 4.7% 4.8% 4.9% BIG as % of Total U.S. Invested Assets 4.0% 3.5% 3.6% 3.6%

Principal Life Insurance Company Fixed Income Securities Portfolio Problems, Potential Problems, and Restructured 2005 2006 2007 3/31/2008 Problems 42 3.5 13.1 26.9 Potential Problems 101.6 2.2 29.2 34 Restructured 0 11.2 5.9 5.3 42.0 101.6 2.2 11.2 0.0 GAAP Basis 3.5 13.1 29.2 5.9 26.9 34.0 5.3

Principal Life Insurance Company Invested Assets - Fixed Maturity Securities Available-for-Sale by Industry Category

Principal Global Investors

Strategic Recap Grow a World-Class Global Asset Management Platform an attractive high growth, high-multiple business strategic complement to Principal Financial Group world-class asset accumulation business Provide competitive investment returns equities, fixed income and real estate through organic growth and strategic acquisitions Continue to grow third-party institutional mandates Manage Principal Financial Group Full Service Accumulation retirement assets Compete successfully through multi-boutique business model allow investment professionals to focus on performance enjoy benefits of scale through shared support functions across asset classes

Pat Halter Executive Director Real Estate Hazel McNeilage Global Head of Institutional Advisory Services Institutional Advisory Services Barb McKenzie Chief Operating Officer Operations Jill Hittner Chief Financial Officer Finance Tim Dunbar Executive Director Equities David Blake Executive Director and Chief Investment Officer Fixed Income Cherrise Crawford Managing Director Strategy Principal Global Investors Jim McCaughan President - PFG Asset Management CEO - Principal Global Investors Principal Global Investors Jennifer Rhoads Director Human Resources Chris Henderson Vice President & Associate General Counsel Legal Principal Global Investors Organizational Structure

A Multi-Boutique Firm Leadership Team (Operating Committee) Coordinated Shared Services Investment Platform 1 Investment Platform 2 Investment Platform N Operations & Compliance Financial Management Information Technology Coordinated Distribution Principal Global Investors, LLC PGI's Global Offices PGI's Affiliates .... Principal Global Investors

Principal Global Investors* A diversified global asset management organization $242.4 billion in assets under management as of 3/31/08 Broad range of capabilities, tailored to client objectives Global reach and clarity of purpose *Principal Global Investors represents the asset management operations of the Principal Financial Group. Please refer to slide titled "Asset Management Affiliates" for more details. **Cash and accrued income Assets Under Management As of March, 31 2008 $ in Billions Fixed Income Equity Real Estate Other** By Asset Class 132.4 61.8 44.5 3.7

2007 Performance Financial Global Asset Management segment operating earnings for 2007 of $108.5 million (CAGR of 20% since 2001) and net income of $102.1 million* Pre-tax profit margin of 27.7% Competitive expense structure (20 bp as a percent of average assets under management) Asset management tends to have very high scale benefits as assets and revenue can grow materially more rapidly than expenses This is true with respect to both investment professionals and operations area *Operating earnings of $108.5 million equals net income $102.1 million adjusted for net realized/unrealized capital gains of $(6.4) million.

Recent Performance Institutional mandates numbered over 275* in last three years for over $22.7 billion in assets Non-affiliated assets under management have grown by $46.2 billion over the last two years (includes $12.0 billion from acquisitions of Edge and Morley) Retention of Principal Global Investor's institutional clients was 98.7% based on revenue retention for 2007 Manages assets for 11 of the 25 largest U.S. pension plans (Pensions & Investments "P&I 1,000", January 2008) Non-financial *These mandates are under investment management agreements and involve no guarantees or recourse to PFG/PLIC/PGI.

Principal Global Investors Principal Financial Group, Inc. Global Asset Management Segment - Financial Information (in millions) Spread and Securitization Business Line Item 31-Mar-08 31-Dec-07 30-Sep-07 30-Jun-07 31-Mar-07 31-Dec-07 31-Dec-06 31-Dec-05 Fees and other revenues $ 4.0 $ 7.4 $ 8.7 $ 10.1 $ 10.8 $ 37.0 $ 46.7 $ 46.1 Net investment income (20.8) (0.2) (2.0) 9.9 8.5 16.2 35.7 23.0 Total operating revenues (16.8) 7.2 6.7 20.0 19.3 53.2 82.4 69.1 Depreciation and amortization 0.1 0.1 - 0.1 - 0.2 0.1 - Other expenses 7.5 9.0 7.6 6.7 8.0 31.3 25.9 12.9 Total expenses 7.6 9.1 7.6 6.8 8.0 31.5 26.0 12.9 Operating earnings (losses) before tax (24.4) (1.9) (0.9) 13.2 11.3 21.7 56.4 56.2 Income tax (8.5) (0.6) (0.4) 4.7 4.0 7.7 19.5 19.7 Operating earnings (losses) after tax (15.9) (1.3) (0.5) 8.5 7.3 14.0 36.9 36.5 Net-unrealized/realized cap gains/(losses) (6.2) (4.6) (0.1) (1.3) (0.8) (6.8) (3.0) (0.2) Other after-tax adjustments - - - - - - - - Net Income (Loss) Available to Common Stockholders $ (22.1) $ (5.9) $ (0.6) $ 7.2 $ 6.5 $ 7.2 $ 33.9 $ 36.3 92

Principal Global Investors Other Issues Actively search out growth opportunities through acquisition Tremendous success with our past acquisitions of Post, Spectrum, Columbus Circle and now Edge and Morley Financial Services Add to range of product offerings including absolute return alternatives and international fixed income capabilities Spread Business (PCF II) Loan production and asset securitization reached record levels in 2007 through the joint venture with U.S. Bank Significant capital market volatility experienced in the second half of 2007 was mitigated through monthly asset securitizations and effective risk management hedging strategies Joint venture, through shared ownership, mitigated approximately 50% of the negative market volatility from the credit crisis experienced in the second half of 2007 and the first quarter of 2008 Stopped building inventory in 4Q 07 and reduced inventory from $1.7 billion to $540 million by the end of April

Principal Global Investors is the asset management arm of the Principal Financial Group(r) (The Principal(r)). This includes the asset management operations of the following members of The Principal: Principal Global Investors Asset Management Affiliates Principal Global Investors, LLC Principal Real Estate Investors, LLC Columbus Circle Investors Post Advisory Group, LLC Spectrum Asset Management, Inc. Principal Global Investors (Europe) Limited Principal Global Investors (Singapore) Ltd. Principal Global Investors (Australia) Ltd. Principal Global Investors (Japan) Edge Asset Management, Inc. Morley Financial Services Majority owned affiliates of Principal International, Inc.

Thank you

Appendix

Principal Financial Group (r) Reconciliation of Net Income Available to Common Stockholders ($ in millions) Principal Financial Group Twelve Months Ended Twelve Months Ended Twelve Months Ended Twelve Months Ended Twelve Months Ended Twelve Months Ended Twelve Months Ended 31-Dec-01 31-Dec-02 31-Dec-03 31-Dec-04 31-Dec-05 31-Dec-06 31-Dec-07 Operating Earnings: USAA $ 312.3 $ 321.6 $ 386.8 $ 443.2 $ 464.4 $ 542.6 $ 655.8 GAM 36.8 39.1 35.8 55.8 74.0 102.5 108.5 IAMA 2.5 19.2 34.5 40.3 71.0 71.8 110.7 Life and Health 201.2 233.1 241.2 256.2 274.4 282.5 221.1 Mortgage Banking (14.1) (16.7) (18.1) (10.3) - - - Corporate and Other 38.0 (17.0) (12.5) (20.4) (21.4) (27.3) (37.7) Total operating earnings 576.8 579.3 667.7 764.8 862.4 972.1 1,058.4 Net realized/unrealized capital gains (losses) (306.6) (247.3) (49.3) (62.3) (20.6) 18.0 (229.7) Other after-tax adjustments 88.6 (189.7) 127.9 123.1 59.5 41.2 (1.4) Net Income Available to Common Stockholders $ 358.8 $ 142.3 $ 746.3 $ 825.6 $ 901.3 $ 1,031.3 $ 827.3

Principal Financial Group (r) Reconciliation of Net Income Available to Common Stockholders ($ in millions) Three Months Ended Three Months Ended Three Months Ended Three Months Ended Three Months Ended 31-Mar-07 30-Jun-07 30-Sep-07 31-Dec-07 31-Mar-08 Operating Earnings: USAA $ 154.7 $ 164.5 $ 186.7 $ 149.9 $ 139.1 GAM 23.7 32.2 25.2 27.4 2.7 IAMA 19.3 26.7 39.3 25.4 31.7 Life and Health 45.5 60.1 73.4 42.1 79.2 Mortgage Banking - - - - - Corporate and Other (6.4) (0.6) (11.7) (19.0) (11.4) Total operating earnings 236.8 282.9 312.9 225.8 241.3 Net realized/unrealized capital gains (losses) 20.3 20.9 (59.4) (211.5) (74.7) Other after-tax adjustments - - (21.2) 19.8 7.6 Net Income Available to Common Stockholders $ 257.1 $ 303.8 $ 232.3 $ 34.1 $ 174.2 Principal Financial Group

Principal Financial Group (r) Reconciliation of Net Income Available to Common Stockholders Principal Financial Group $ in millions Twelve Months Ended 31-Mar-08 Operating Earnings: USAA $640.2 GAM 87.5 IAMA 123.1 Life and Health 254.8 Mortgage Banking -- Corporate and Other (42.7) Total operating earnings $1,062.9 Net realized/unrealized capital gains (losses) (324.7) Other after-tax adjustments 6.2 Net Income Available to Common Stockholders $744.4

Principal Financial Group (r) Reconciliation of per Share Net Income Available to Common Stockholders Principal Financial Group Twelve Months Ended: Twelve Months Ended: Twelve Months Ended: Twelve Months Ended: Twelve Months Ended: Twelve Months Ended: Twelve Months Ended: 31-Dec-01 31-Dec-02 31-Dec-03 31-Dec-04 31-Dec-05 31-Dec-06 31-Dec-07 Diluted Earnings Per Share Available to Common Stockholders: Operating Earnings $1.59 $1.65 $2.04 $2.43 $2.97 $3.53 $3.95 Net Unrealized/Realized Capital Gains/(Losses) (0.85) (0.70) (0.15) (0.20) (0.06) 0.07 (0.85) Other after-tax adjustments 0.25 (0.54) 0.39 0.39 0.20 0.14 (0.01) Net Income Available to Common Stockholders $0.99 $0.41 $2.28 $2.62 $3.11 $3.74 $3.78

Principal Financial Group (r) Reconciliation of Net Income Return on Equity Available to Common Stockholders Twelve Months Ended: Twelve Months Ended: Twelve Months Ended: Twelve Months Ended: Twelve Months Ended: Twelve Months Ended: Twelve Months Ended: 31-Dec-01 31-Dec-02 31-Dec-03 31-Dec-04 31-Dec-05 31-Dec-06 31-Dec-07 Operating Earnings ROE (x-OCI) 8.9% 9.1% 10.9% 12.3% 13.8% 15.3% 16.4% Net realized/unrealized capital gains (losses) -4.7% -3.9% -0.8% -1.0% -0.3% 0.3% -3.6% Other after-tax adjustments 1.3% -3.0% 2.1% 2.0% 0.9% 0.6% 0.0% Net income ROE Available to Common Stockholders (x-OCI) 5.5% 2.2% 12.2% 13.3% 14.4% 16.2% 12.8% Net unrealized capital gains (losses) -0.2% -0.2% -1.8% -2.4% -2.3% -2.2% -1.0% Foreign currency translation 0.2% 0.1% 0.2% 0.1% 0.1% 0.1% 0.0% Net unrecognized post-retirement benefit obligations 0.0% 0.0% 0.0% 0.0% 0.0% 0.0% -1.0% Minimum pension liability 0.0% 0.0% 0.0% 0.0% 0.0% 0.0% 0.0% Net Income ROE Available to Common Stockholders (including OCI) 5.5% 2.1% 10.6% 11.0% 12.2% 14.1% 11.7% Principal Financial Group

Principal Life Insurance Company Reconciliation of Total GAAP Revenues 31-Dec-06 31-Dec-07 31-Mar-07 31-Mar-08 Total Operating Revenues $9,051 $9,951 $2,366 $2,333 Plus: Net realized/unrealized capital gains (losses) and related fee adjustments 29.9 (362.5) 33.7 (154.8) Less: Operating revenues from discontinued real estate (3.1) 0.3 (0.1) --- Total GAAP Revenues $9,084 $9,589 $2,400 $2,179 Principal Life Insurance Company ($ in millions) For twelve months ended For three months ended

Principal Life Insurance Company Reconciliation of Net Income 31-Dec-06 31-Dec-07 31-Mar-07 31-Mar-08 Operating earnings $ 928.7 $ 977.6 $ 224 $ 223.2 Net realized/unrealized capital gains (losses) 7.7 (245.4) 17.8 (89.1) Other after-tax adjustments 41.2 8.9 --- 7.6 Net income $ 977.6 $ 741.1 $ 241.4 $ 141.7 Principal Life Insurance Company ($ in millions) For twelve months ended For three months ended

Principal Life Insurance Company Reconciliation of Stockholders' Equity 31-Dec-06 31-Dec-07 31-Mar-07 31-Mar-08 Total Stockholder's Equity xOCI $6,189 $6,359 $6,447 $6,515 Foreign currency translation 603.6 52.8 633.9 (802.4) Net realized/unrealized capital gains (losses) (5.5) (2.5) (3.5) 4.7 Minimum pension liability 14.5 67.2 14.0 63.2 Total Stockholders' Equity $6,801 $6,477 $7,091 $5,780 Principal Life Insurance Company ($ in millions) For twelve months ended For three months ended